Exhibit 4.8
FORM OF SUBSCRIPTION CERTIFICATE
Certificate No.:
Name of Registered Holder
Address of Registered Holder
___ Subscription Rights
TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH
IN THE COMPANY’S PROSPECTUS, DATED JUNE 19, 2008,
AND ARE INCORPORATED HEREIN BY REFERENCE.
COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
WUNDERLICH SECURITIES, INC., THE SUBSCRIPTION AGENT.

HANCOCK FABRICS, INC.
A Delaware Corporation
SUBSCRIPTION CERTIFICATE
Evidencing the number of Subscription Rights stated above, each right representing the right to purchase one $1,000 principal amount of floating rate secured note (“Note”) and a warrant (“Warrant”) to purchase 400 shares of common stock at an exercise price equal to the greater of (i) $1.00 and (ii) the volume weighted average trading price for the 30 days prior to the 3rd business day before the date of issuance of the warrants. Subscription Price: $1,000
VOID IF NOT EXERCISED BEFORE 5:00 P.M., EASTERN TIME ON
JULY 18, 2008.
THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Subscription Rights set forth above, each of which entitles the owner to subscribe for and purchase one Note and one Warrant of Hancock Fabrics, Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Prospectus and the instructions relating hereto. The Subscription Rights represented by this Subscription Certificate may be exercised by completing Section 1 hereof. Special delivery restrictions may be specified by completing Section 2 hereof.
Dated: June 19, 2008

Jane F. Aggers	Robert W. Driskell
President	Secretary

SECTION 1. EXERCISE AND SUBSCRIPTION
The undersigned irrevocably exercises Subscription Rights to subscribe for Notes and Warrants as indicated below on the terms and subject to the conditions specified in the Prospectus, the receipt of which is hereby acknowledged.
(a)	Number of Subscription Rights subscribed:

(b)	Total Subscription Price (total number of Subscription Rights subscribed for multiplied by the Subscription Price of $1,000):
METHOD OF PAYMENT (CHECK ONE)

[ ]	Certified check or bank draft (cashier’s check) drawn on a U.S. bank or money order, payable to Wunderlich Securities, Inc., as Subscription Agent.

[ ]	Wire transfer of immediately available funds directed to the account maintained by Wunderlich Securities, Inc., Subscription Agent for Hancock Fabrics, Inc. at Wachovia Bank, ABA # 053000219, Account No. 2000041008548.
If the amount enclosed or transmitted is not sufficient to pay the purchase price for all Subscription Rights that are stated to be subscribed for, or if the number of Subscription Rights being subscribed for is not specified, the number of Subscription Rights subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all Subscription Rights that the undersigned has the right to subscribe for (such excess amount, the “Subscription Excess”) the Subscription Agent will return the Subscription Excess to the subscriber without interest or deduction.
SECTION 2. SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:
(a) To be completed ONLY if the Notes and Warrants are to be issued in a name other than that of the registered holder. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name in which to be issued:	Soc. Sec. #/Tax ID #:

Address:

(b) To be completed ONLY if the certificate representing Notes and Warrants are to be sent to the registered holder at an address other than that show above. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW

Name:	Address:

ACKNOWLEDGMENT — THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW
I/We acknowledge receipt of the Prospectus and understand that, after delivery to the Subscription Agent for Hancock Fabrics, Inc., I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.
The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:	Date:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the Instructions.

Name:	Capacity:	Soc. Sec. #/Tax ID #

Address:		Phone:

GUARANTEE OF SIGNATURE(S)
All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. See the Instructions.

Authorized Signature:		Name of Firm:

Name:	Title:	Soc. Sec. #/Tax ID #:

Address:		Phone:

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A STOCKHOLDER OTHER THAN YOURSELF.

Signature Guaranteed:

By:

Name of Bank or Firm:

BACKUP WITHHOLDING CERTIFICATIONS
TIN:
TAXPAYER I.D. NUMBER. The Taxpayer Identification Number shown above (TIN) is my correct taxpayer identification number.
[ ] BACKUP WITHHOLDING. I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.
[ ] EXEMPT RECIPIENTS. I am an exempt recipient under the Internal Revenue Service Regulations.
[ ] NONRESIDENT ALIENS. I am not a United States person, or if I am an individual, I am neither a citizen nor a resident of the United States.
SIGNATURE: I certify under penalties of perjury the statements checked in this section.

Signature:	Date:

(See “Federal Income Tax Consequences — Information Reporting and Backup Withholding” in the Hancock Fabrics, Inc. Prospectus dated June 19, 2008 for information concerning this certification and U.S. federal income tax withholding that may apply.

FORM OF INSTRUCTIONS FOR USE OF HANCOCK FABRICS, INC.

SUBSCRIPTION CERTIFICATES
The following instructions relate to a rights offering (the “Rights Offering”) by Hancock Fabrics, Inc., a Delaware corporation (the “Company”), to the holders of its common stock, par value $0.01 per share (“Common Stock”), as described in the Company’s prospectus dated June 19, 2008 (the “Prospectus”). Holders of record of Common Stock at the close of business on June 17, 2008 (the “Record Date”) will receive one transferable subscription right (the “Subscription Rights”) for each 970 shares of Common Stock held by them as of the close of business on the Record Date. An aggregate of up to 20,000 Subscription Rights exercisable to purchase an aggregate of up to $20,000,000 principal amount of floating rate secured notes (“Notes”) and warrants to purchase up to 8,000,000 shares of the Company’s Common Stock (“Warrants”) are being distributed in connection with the Rights Offering. Each Subscription Right is exercisable, upon payment of $1,000 in cash (the “Subscription Price”), to purchase one Note in the principal amount of $1,000 accompanied by a Warrant to purchase 400 shares of Common Stock. See “Prospectus Summary” and “The Rights Offering” in the Prospectus.
No fractional Subscription Rights or cash in lieu thereof will be issued or paid. The total number of Subscription Rights issued to each stockholder will be rounded down to the nearest full Subscription Right.
The Subscription Rights will expire at 5:00 p.m., Eastern Time, on July 18, 2008 (the “Expiration Date”).
The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.
THE SUBSCRIPTION AGENT MUST RECEIVE YOUR SUBSCRIPTION CERTIFICATE ON OR BEFORE THE EXPIRATION DATE. IN ADDITION, THE SUBSCRIPTION AGENT MUST RECEIVE PAYMENT OF THE SUBSCRIPTION PRICE FOR ALL SUBSCRIPTION RIGHTS EXERCISED ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE SUBSCRIPTION RIGHTS, SUCH EXERCISE MAY NOT BE REVOKED.
1. SUBSCRIPTION RIGHTS. To exercise Subscription Rights, properly complete and execute your Subscription Certificate and send it, together with payment in full of the Subscription Price to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail, by hand delivery or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars by (i) certified check or bank draft (cashier’s check) drawn on a U.S. bank or money order payable to Wunderlich Securities, Inc., as Subscription Agent or (ii) wire transfer of immediately available funds. Banks, brokers, trusts, depositaries or other nominee holders of the Subscription Rights who exercise the Subscription Rights on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and the Company on a Nominee Holder Certification Form as to the aggregate number of Subscription Rights that have been exercised by each beneficial owner of Subscription Rights on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes be entitled to assume that such certificate is exercised on behalf of a single beneficial owner.
ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by the Subscription Agent only upon the receipt by the Subscription Agent of any certified check or bank draft (cashier’s check) drawn on a U.S. bank, money order or immediately available funds transferred through a wire transfer.
CONTACTING THE SUBSCRIPTION AGENT. The address, telephone and facsimile numbers of the Subscription Agent, Wunderlich Securities, Inc. are as follows:

If by Hand Delivery, Overnight Delivery,
First Class Mail or Registered Mail:

Wunderlich Securities, Inc.
6000 Poplar Avenue, Suite 210
Memphis, TN 38119
Attention: Jim Harwood
Telephone: (901) 251-2233
Facsimile: (901) 251-1349
PARTIAL EXERCISE. If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights being exercised, or if you do not deliver the dollar amount sufficient to purchase the number of shares subscribed for, you will be deemed to have exercised the Subscription Right with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price payment you deliver.
2. DELIVERY OF NOTES AND WARRANTS, ETC. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on your Subscription Certificate.
(a) SUBSCRIPTION RIGHTS. As soon as practicable after the valid exercise of Subscription Rights and the Expiration Date, the Subscription Agent will mail to each exercising Subscription Rights holder (i) evidence of the Notes, and (ii) Warrant certificates, each purchased pursuant to the Subscription Rights.
(b) EXERCISE PAYMENTS. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder any excess funds received

(without interest or deduction) in payment of the Subscription Price for shares that are subscribed for but not allocated to such Subscription Rights holder.
3. TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS. To have a Subscription Certificate divided into certificates for smaller numbers of Subscription Rights, send your Subscription Certificate, together with complete instructions (including specification of the whole number of Subscription Rights you wish to be evidenced by each new Subscription Certificate) signed by you, to the Subscription Agent, allowing three to five days for the Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive the new Subscription Certificates in time to enable you to complete an exercise by the Expiration Date. Neither Hancock Fabrics, Inc. nor the Subscription Agent will be liable to you for any such delays.
4. EXECUTION.
(a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.
(b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, prior evidence of authority of the person executing the Subscription Certificate must accompany the name unless the Subscription Agent, in its discretion, dispenses with proof of authority.
(c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Guarantor Institution if you specify special issuance or delivery instructions.
5. METHOD OF DELIVERY. The method of delivery of Subscription Certificates and the payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.